                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





        Date of Report (Date of earliest event reported): March 15, 2000





                               TELXON CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         DELAWARE                        0-11402                  74-1666060
----------------------------      ----------------------     -------------------
(State or other jurisdiction            Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)



                    1000 Summit Drive Cincinnati, Ohio 45150
--------------------------------------------------------------------------------
                    (Address of principal executive offices)



         Issuer's telephone number, including area code: (513) 576-7010
                                                         --------------

Item 2. Disposition of Assets.

On November 9, 1999, Cisco Systems, Inc. ("Cisco" or to the "Buyer") announced that it had entered into a merger agreement (the "Agreement") providing for its acquisition of Aironet Wireless Communications, Inc. ("Aironet"), an affiliate of Telxon Corporation (the "Registrant", and together with its subsidiaries, the "Company"), for shares of Cisco common stock (the "Cisco/Aironet Transaction"). As a result of the Cisco/Aironet Transaction, which became effective March 15, 2000, Aironet common stockholders received .6373 shares of Cisco common stock for each common share of Aironet owned. (This merger exchange ratio and all Cisco share amounts and prices stated in this Current Report on Form 8-K are stated prior to giving effect to the two for one forward split of Cisco's common stock which became effective March 22, 2000; Aironet stockholders are entitled to the Cisco stock split.) Immediately prior to the Cisco/Aironet Transaction the Company owned 4,994,262 shares of Aironet. Aironet had been organized as a subsidiary by the Registrant in 1993 and had effected its initial public offering in July 1999. Upon consummation of the Cisco/Aironet Transaction the Company owned 3,182,843 shares of Cisco common stock. The shares of Cisco owned by the Company were valued at $409.4 million based on a market price of $128.63 per Cisco share on March 15, 2000. Prior to consummation of the Cisco/Aironet Transaction the Company owned 35.162% of Aironet, and had accounted for its investment in Aironet under the equity method of accounting. The Company's investment balance in Aironet prior to the Cisco/Aironet Transaction was $21.6 million. As a result of the Cisco/Aironet Transaction, the Company will account for the investment retained in Cisco shares in accordance with the requirements of SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." That statement requires investments in marketable equity securities to be recorded at fair value. Accordingly, the difference between the carrying value of the Company's investment prior to Cisco/Aironet Transaction and the fair value on the date of the transaction has been recorded as a non-operating pre-tax gain.

Upon consummation of the Cisco/Aironet Transaction, the Company sold approximately $150.0 million of its holdings in Cisco shares to a third party. These proceeds were subsequently utilized to retire amounts outstanding under its senior credit facility and other identified liabilities.

Other than the transactions contemplated by the Agreement, the Registrant is not aware of any material relationship between the Buyer and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

The unaudited pro forma consolidated financial statements included in this Current Report on Form 8-K as listed under Item 7(b) below are presented for informational purposes only with respect to the pro forma financial effects of the Cisco/Aironet Transaction on the Company, as determined in accordance with the financial reporting rules of the Securities and Exchange Commission (the "Commission"). Such financial statements do not purport to be indicative of the financial position that would have actually existed or the results of operations that would have actually been attained if the gain related to the Cisco/Aironet Transaction noted above had occurred and been recognized in the periods indicated. Nor do such financial statements purport to be indicative of the financial position or results of operations that may exist or be attained in the future. For a discussion of the risks and other important factors which may affect the Company's business, operating results and financial and other conditions reference should be made to the discussion of such risks and other factors as included from time to time in the Registrant's filings with the Commission.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (b) Pro Forma Financial Information.

                  The following unaudited pro forma financial information of the Company is attached as Appendix A to this Current Report on Form 8-K and by this reference incorporated herein:

                  (i)   Introduction;

                  (ii) Pro Forma Consolidated Balance Sheet (Unaudited) at December 31, 1999;

                  (iii) Pro Forma Consolidated Statement of Operations
                        (Unaudited) for the nine months ended December 31, 1999;

                  (iv) Pro Forma Consolidated Statement of Operations (Unaudited) for the year ended March 31, 1999;

                  (v) Notes to Unaudited Pro Forma Consolidated Financial Statements.

          (c)  Exhibit.

                  1 Agreement and Plan of Merger and Reorganization By and Among Cisco Systems, Inc., Osprey Acquisition Corporation and Aironet Wireless Communications, Inc., dated November 8, 1999, which, insofar as the Registrant is not a signatory party to, but as an Aironet stockholder is a beneficiary of, such agreement, is incorporated herein by reference to
                           Exhibit 1 to the Schedule 13D filed by Cisco on November 18, 1999.

                                   APPENDIX A

                       Telxon Corporation and Subsidiaries

              Unaudited Pro Forma Consolidated Financial Statements

Introduction
------------

The following unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1999, gives effect to pro forma adjustments described in the notes thereto. This balance sheet is presented as though the recognition of gain in investment value resulting from the disposition of Aironet (deemed to have resulted upon the Cisco/Aironet Transaction) occurred on December 31, 1999. Pro forma adjustments have also been included to illustrate the subsequent retirement of debt and other identified liabilities accomplished with the proceeds from the sale of a portion of the Cisco shares acquired as a result of the Cisco/Aironet Transaction. These pro forma adjustments have been segregated and presented in a separate Utilization of Proceeds Pro Forma Adjustments column.

Shortly after consummation of the transaction, the Company also entered into two premium neutral collar hedging transactions whereby the aggregate fair value of the Company's remaining investment in Cisco shares and the related derivatives will, on a combined basis, not increase above 135% nor fall below 85% of the fair market value of those shares at the inception date. No pro forma adjustment is required to reflect these transactions on the accompanying Pro Forma Consolidated Financial Statements as hedge accounting will apply.

The following unaudited Pro Forma Consolidated Statement of Operations for the nine months ended December 31, 1999 gives effect to the pro forma adjustments as described in the notes thereto. This unaudited Pro Forma Consolidated Statement of Operations is presented as though the Cisco/Aironet Transaction occurred on March 31, 1998.

The following unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended March 31, 1999 gives effect to: (i) the elimination of the results of operations of Aironet, which was disposed of as described in Note
(A), and (ii) the related pro forma adjustments described in the notes thereto. This unaudited Pro Forma Statement of Operations is presented as though the Cisco/Aironet Transaction occurred on March 31, 1998.

The unaudited Pro Forma Consolidated Balance Sheet and Statements of Operations should be read in conjunction with the notes thereto and with the historical consolidated financial statements of the Company and the notes thereto as included in the reports filed by the Company with the Commission from time to time.

                       TELXON CORPORATION AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999
                                 (In thousands)
                                   (Unaudited)


                                                                                                 Utilization
                                                  Consolidated    Disposition      Subtotal      of Proceeds              Final
                                                  December 31,     Pro Forma       Pro Forma     Pro Forma              Pro Forma
                                                     1999         Adjustments       Results      Adjustments             Results
                                                  ---------      ------------     ---------      ------------           ---------
ASSETS
Current assets:
        Cash                                      $   9,794      $          -     $   9,794        $35,924 (C)-(K)      $  45,718
        Account receivable, net                      74,388                 -        74,388              -                 74,388
        Notes and other accounts receivable           6,305                 -         6,305              -                  6,305
        Inventories                                  85,509                 -        85,509              -                 85,509
        Prepaid expenses and other                    6,906            12,008 (A)    18,914         (2,123)(D),(Q)         16,791
                                                  ---------      ------------     ---------      ---------              ---------
   Total current assets                             182,902            12,008       194,910         33,801                228,711
Property and equipment, net                          65,086                 -        65,086            184 (F)             65,270
Intangibles and other assets, net                    19,002                 -        19,002              -                 19,002
Investment in affiliate/marketable securities        21,645           387,774 (A)   409,419       (149,995)(C)            259,424
                                                  ---------      ------------     ---------      ---------              ---------
   Total                                          $ 288,635      $    399,782     $ 688,417      $(116,010)             $ 572,407
                                                  =========      ============     =========      =========              =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Notes payable                             $  55,015      $          -     $  55,015      $ (54,722)(D)          $     293
        Capital lease obligations                       405                 -           405           (344)(F)                 61
        Accounts payable                             42,711             4,769 (B)    47,480        (33,891)(J),(K)         13,589
        Accounts payable affiliate                    4,769            (4,769)(B)         -              -                      -
        Income taxes payable                          6,594             1,654 (A)     8,248              -                  8,248
        Accrued liabilities                          50,450                 -        50,450        (11,307)(D),(F)-(I)     39,143
                                                  ---------      ------------     ---------      ---------              ---------
   Total current liabilities                        159,944             1,654       161,598       (100,264)                61,334
Capital lease obligations                             1,143                 -         1,143           (984)(F)                159
Convertible subordinated notes and debentures       106,913                 -       106,913              -                106,913
Long-term debt                                       11,083                 -        11,083        (11,083)(D)                  -
Deferred income taxes                                     -           109,208 (A)   109,208              -                109,208
Other long-term liabilities                           6,394                 -         6,394              -                  6,394
                                                  ---------      ------------     ---------      ---------              ---------
   Total liabilities                                285,477           110,862       396,339       (112,331)               284,008
Stockholders' equity:
Common stock                                            164                 -           164              -                    164
Additional paid-in capital                           88,140                 -        88,140              -                 88,140
Retained (deficit) earnings                         (78,495)          288,920 (A)   210,425         (3,679)(D),(E),       206,746
                                                                                                           (G),(Q)
Foreign currency translation adjustment              (5,087)                -        (5,087)             -                 (5,087)
Unearned compensation                                  (179)                -          (179)             -                   (179)
Treasury stock, at cost                                (106)                -          (106)             -                   (106)
Notes related to purchase of subsidiary stock        (1,279)                -        (1,279)             -                 (1,279)
                                                  ---------      ------------     ---------      ---------              ---------
   Total stockholders' equity                         3,158           288,920       292,078         (3,679)               288,399
                                                  ---------      ------------     ---------      ---------              ---------
   Total                                          $ 288,635      $    399,782     $ 688,417      $(116,010)             $ 572,407
                                                  =========      ============     =========      =========              =========


See accompanying Notes to Unaudited Pro Forma Financial Statements for explanations of pro forma adjustments.

                       TELXON CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       NINE MONTHS ENDED DECEMBER 31, 1999
                     (In thousands except per share amounts)
                                   (Unaudited)


                                                                      Pro Forma              Pro Forma
                                                         Telxon      Adjustments              Results
                                                       ---------     -----------             ---------
Revenues:
      Product, net                                     $ 219,479      $       -              $ 219,479
      Customer service, net                               60,875              -                 60,875
                                                       ---------      ---------              ---------
Total net revenues                                       280,354              -                280,354

Cost of revenues:
      Product                                            163,728         (4,759)(O),(P)        158,969
      Customer service                                    37,260              -                 37,260
                                                       ---------      ---------              ---------
Total cost of revenues                                   200,988         (4,759)               196,229
                                                       ---------      ---------              ---------

Gross profit:
      Product                                             55,751          4,759                60,510
      Customer service                                    23,615              -                23,615
                                                       ---------      ---------              ---------
Total gross profit                                        79,366          4,759                84,125
                                                       ---------      ---------              ---------

Operating expenses:
      Selling expenses                                    55,202              -                55,202
      Product development and engineering expenses        19,492              -                19,492
      General & administrative expenses                   41,216         (2,580)    (D)        38,636
                                                       ---------      ---------              ---------
Total operating expenses                                 115,910         (2,580)              113,330
                                                       ---------      ---------              ---------

Loss from operations                                     (36,544)         7,339               (29,205)

Interest income                                              552              -                   552
Interest expense                                         (10,414)         4,967 (D),(F)-(H)    (5,447)
                                                       ---------      ---------              ---------

Loss before other non-operating income (expense)
   and income taxes                                      (46,406)        12,306               (34,100)

Gain on sale of subsidiary stock                          32,167        (32,167)    (L)             -
Other non-operating income (expense), net                    363         (1,040)    (M)          (677)
                                                       ---------      ---------              ---------
Loss before income taxes                                 (13,876)       (20,901)              (34,777)
Provision (benefit) for income taxes                       2,637        (13,285)    (Q)       (10,648)
                                                       ---------      ---------              ---------
Net loss                                               $ (16,513)     $  (7,616)             $(24,129)
                                                       =========      =========              =========
Net loss per common share:
              Basic                                    $   (1.02)                            $  (1.49)
              Diluted                                  $   (1.02)                            $  (1.49)
Average number of common shares outstanding:
              Basic                                       16,235                               16,235
                                                       =========                             =========
              Diluted                                     16,235                               16,235
                                                       =========                             =========


See accompanying Notes to Unaudited Pro Forma Financial Statements for explanations of pro forma adjustments.

                      TELXON CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED MARCH 31, 1999
                     (In thousands except per share amounts)
                                   (Unaudited)


                                               Consolidated            Pro Forma             Pro Forma
                                                 Telxon      Aironet  Adjustments             Results
                                                ---------   --------- -----------            ---------
Revenues:
      Product, net                              $ 305,380   $ (27,529) $       -             $ 277,851
      Customer service, net                        82,914        (883)         -                82,031
                                                ---------   ---------  ---------             ---------
Total net revenues                                388,294     (28,412)         -               359,882

Cost of revenues:
      Product                                     241,265     (17,718)        45     (P)       223,592
      Customer service                             55,078        (827)         -                54,251
                                                ---------   ---------  ---------             ---------
Total cost of revenues                            296,343     (18,545)        45               277,843
                                                ---------   ---------  ---------             ---------

Gross profit:
      Product                                      64,115      (9,811)       (45)               54,259
      Customer service                             27,836         (56)         -                27,780
                                                ---------   ---------  ---------             ---------
Total gross profit                                 91,951      (9,867)       (45)               82,039
                                                ---------   ---------  ---------             ---------

Operating expenses:
      Selling expenses                             96,109      (6,686)         -                89,423
      Product development & engineering expenses   42,986      (6,309)         -                36,677
      General & administrative expenses            54,923      (5,330)      (873)    (D)        48,720
      Unconsumated business combination costs       8,070           -          -                 8,070
                                                ---------   ---------  ---------             ---------
Total operating expenses                          202,088     (18,325)      (873)              182,890
                                                ---------   ---------  ---------             ---------

Loss from operations                             (110,137)      8,458        828              (100,851)

Interest income                                       801        (153)         -                   648
Interest expense                                   (9,872)        130      3,850 (D),(F),(H)    (5,892)
                                                ---------   ---------  ---------             ---------

Loss before other non-operating (expense) income
   and income taxes                              (119,208)      8,435      4,678              (106,095)

Gain on sale of subsidiary stock                      340           -       (340)(M),(N)             -
Other non-operating (expense) income, net            (754)        302        324     (M)          (128)
                                                ---------   ---------  ---------             ---------
Loss before income taxes                         (119,622)      8,737      4,662              (106,223)
Provision (benefit) for income taxes               17,360          87    (55,579)    (Q)       (38,132)
                                                ---------   ---------  ---------             ---------
Net loss                                        $(136,982)  $   8,650  $  60,241             $ (68,091)
                                                =========   =========  =========             =========
Net loss per common share:
           Basic                                $   (8.50)                                   $ (4.23)
           Diluted                              $   (8.50)                                   $ (4.23)
Average number of common shares outstanding:
           Basic                                   16,108                                       16,108
                                                =========                                    =========
           Diluted                                 16,108                                       16,108
                                                =========                                    =========


See accompanying Notes to Unaudited Pro Forma Financial Statements for explanations of pro forma adjustments.

Telxon Corporation
and Subsidiaries

Notes to Unaudited Pro Forma Financial Statements
-------------------------------------------------


Basis of Presentation
---------------------

At December 31, 1999, and for the nine month period ended December 31, 1999, the Company had accounted for its investment in Aironet under the equity method of accounting in accordance with APB 18 "The Equity Method of Accounting for Investments in Common Stock" since the Company's ownership percentage in Aironet was reduced to 35% upon Aironet's initial public offering in July, 1999. Because the Company owned approximately 76% of Aironet during the prior fiscal year, the Consolidated Telxon column in the unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended March 31, 1999 presents the consolidated results of operations of the Company, including Aironet. Therefore, this statement of operations also includes a separate pro forma adjustment column to illustrate the effect of presenting the Company on a pro forma basis excluding Aironet's results.

The Aironet column in the unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended March 31, 1999 reflects the results of operations of Aironet, excluding intercompany transactions, for the full twelve month period. Since the unaudited Pro Forma Consolidated Statements of Operations contained herein are presented as if the Cisco/Aironet Transaction described above occurred on March 31, 1998, the related gain has not been presented on either unaudited Pro Forma Consolidated Statement of Operations.

Note (A)
--------

The unaudited Pro Forma Consolidated Balance Sheet reflects an adjustment to illustrate the increase in share value of $387.8 million resulting from the acquisition of Aironet by Cisco as described in "Item 2. Disposition of Assets" in the accompanying Current Report on Form 8-K, in excess of the recorded existing equity method investment in Aironet of $21.6 million. This increase was calculated based upon the fair value of the Company's holdings of Aironet shares at March 15, 2000, based upon a share value of $81.98 per Aironet share. At that value, the total consideration to the Company was $409.4 million. A deferred income tax liability of $109.2 million and an income tax payable of $1.7 million have been established using an anticipated U.S. federal and state effective income tax rate of approximately 38%, after taking into consideration that the gain described above would allow the Company to utilize previously reserved net operating loss carryforwards of approximately $100.0 million. Moreover, net deferred income tax assets of approximately $12.0 million, which were previously fully reserved, have been reinstated to full value through reduction in the related valuation reserves. The resulting net income impact of the gain and the income tax adjustments described above was $288.9 million and was recorded as an increase to retained earnings.

Note (B)
--------

The unaudited Pro Forma Consolidated Balance Sheet also reflects an adjustment to record the reclassification of approximately $4.8 million of accounts payable, which were due to Aironet as a trade accounts payable. Prior to the consummation of the Cisco/Aironet Transaction, these payables were recorded as payables due to affiliate. However, since the Company no longer has significant control over Aironet or the ability to directly influence Aironet management, these receivables should no longer be classified as payables due to affiliate.

Telxon Corporation
and Subsidiaries

Notes to Unaudited Pro Forma Financial Statements (Continued)
-------------------------------------------------------------


Note (C)
--------

The unaudited Pro Forma Consolidated Balance Sheet includes an adjustment to record the sale of 1.1 million Cisco shares just following the transaction date for cash proceeds. This sale resulted in cash proceeds of approximately $150.0 million at a weighted average sale price of $136.36 per share.

Note (D)
--------

The Utilization of Proceeds Pro Forma Adjustments column of the unaudited Pro Forma Consolidated Balance Sheet includes an adjustment to record the retirement of amounts outstanding under the Company's $100.0 million senior credit facility. This included the retirement of $54.7 and $11.1 million of notes payable and long-term debt, respectively. Additionally, the related $1.1 million of prepaid debt issuance costs, $.6 million of accrued interest and fees and $.5 million of accrued debt issuance costs were adjusted as if they had been expensed or paid as a result of the transaction.

The unaudited Pro Forma Adjustments column of the unaudited Pro Forma Consolidated Statement of Operations for the nine months ended December 31, 1999 and the year ended March 31, 1999 includes adjustments to reflect the absence of this credit facility and the Company's former credit facility on the operating results of the Company. This adjustment is reflected as a decrease to interest expense of $4.2 and $3.7 million, and a decrease in amortization of debt issuance costs of $2.6 and $.9 million for the nine and twelve months ending December 31 and March 31, 1999, respectively.

Note (E)
--------

A $1.5 million termination fee was also incurred as a result of the retirement of the Company's senior credit facility described in Note (D) above. This expense is illustrated on the unaudited Pro Forma Consolidated Balance Sheet as a reduction in cash of $1.5 million and a reduction of retained earnings of $1.5 million.

Since the presentation date of this transaction for Consolidated Statement of Operations purposes is March 31, 1998, as described above, no pro forma adjustment on either unaudited Pro Forma Statement of Operations was necessary to reflect this termination fee.

Note (F)
--------

The unaudited Pro Forma Consolidated Balance Sheet includes an adjustment to reflect the retirement of certain capital lease obligations. The Company has opted to maintain these leased assets and to continue to utilize them in its ongoing operations. The payoff amount of these capital lease obligations exceeded the carrying value by $.2 million; therefore, this amount has been presented as an increase in the fixed assets' carrying value and will be depreciated over the remaining useful lives of the assets in accordance with the requirements of Statement of Financial Accounting Standard 13 "Accounting for Leases", and as interpreted by Financial Accounting Standards Board Interpretation 26 "Accounting for the Purchase of a Leased Asset by the Lessee During the Term of the Lease".

Telxon Corporation
and Subsidiaries

Notes to Unaudited Pro Forma Financial Statements (Continued)
-------------------------------------------------------------

This utilization of proceeds resulted in a reduction of $.3 million and $1.0 million of capital lease obligations due within a year and long-term capital lease obligations, respectively. These amounts have also been illustrated within the Utilization of Proceeds column of the unaudited Pro Forma Consolidated Balance Sheet.

Both unaudited Pro Forma Statements of Operations presented include adjustments within the Pro Forma Adjustment columns to reflect the absence of these leases upon the Company's operating results. The unaudited Statement of Operations for the nine months ending December 31, 1999 and the twelve months ending March 31, 1999 include adjustments of $.1 million for both periods to decrease interest expense to reflect the retirement of the lease obligations. The additional amortization that would be created by this transaction, due to the increase in the assets basis as described above is insignificant, and therefore not presented.

Note (G)
--------

The Utilization of Proceeds column of the unaudited Pro Forma Consolidated Balance Sheet includes an adjustment to reflect the payment of $5.4 million for a note payable and amounts payable due to a vendor related to a liability recorded to recognize purchase commitments for discontinued products. Since the note did not bear interest, it was discounted at its inception in accordance with the requirements of APB 21 "Interest on Receivables and Payables." Therefore, the payment amount was greater than the present value of the liability recorded on the balance sheet as of December 31, 1999 and an operating loss of $.1 million was recorded upon the discharge of the obligation. Since the Company has classified these obligations as accrued liabilities on the consolidated balance sheet, the pro forma adjustment has been reflected in that financial statement line item.

The unaudited Pro Forma Statement of Operations for the nine months ended December 31, 1999 includes an adjustment to reflect the absence of this note and interest expense of $.5 million.

Note (H)
--------

The Utilization of Proceeds column of the unaudited Pro Forma Consolidated Balance Sheet includes an adjustment to reflect the early retirement of a $1.8 million note payable owed a vendor. As of December 31, 1999, this early retirement also included the payment of $.2 million of accrued interest.

The Pro Forma Adjustments column of the unaudited Pro Forma Consolidated Statement of Operations for the nine months ended December 31, 1999 includes an adjustment to reflect the absence of this note upon the Company's operating results, and reduced interest expense of $.4 million.

Since a portion of this debt was outstanding during fiscal 1999, a pro forma adjustment has also been made to the unaudited Pro Forma Statement of Operations for the year ended March 31, 1999. To reflect the absence of this liability upon the Company's operating results, an adjustment of $.1 million has been made to reduce interest expense for the period.

Telxon Corporation
and Subsidiaries

Notes to Unaudited Pro Forma Financial Statements (Continued)
-------------------------------------------------------------

Note (I)
--------

The Utilization of Proceeds column of the unaudited Pro Forma Consolidated Balance Sheet includes an adjustment to reflect the retirement of a $3.0 million portion of amounts owed to a financial institution that resulted from the Company's guarantee of a customer's lease payments and the customer's subsequent default. Since this obligation is due within a year, and to facilitate the recording of the amount, the amount has been classified as an accrued liability in the accompanying unaudited Pro Forma Consolidated Balance Sheet. Therefore, the adjustment to reflect the discharge of a portion of this obligation has been illustrated as an adjustment to accrued liabilities.

Note (J)
--------

The Utilization of Proceeds column of the unaudited Pro Forma Consolidated Balance Sheet includes an adjustment of $4.8 million to reflect the payment of accounts payable due to Aironet.

Note (K)
--------

The Utilization of Proceeds column of the unaudited Pro Forma Consolidated Balance Sheet also includes an adjustment of $29.1 million to reflect the utilization of proceeds to pay a significant amount of the Company's accounts payable. This adjustment reflects the payment of $3.5 million of current accounts payable with critical vendors and $25.7 million of past due accounts payable.

Note (L)
--------

The Pro Forma Adjustments column of the unaudited Pro Forma Consolidated Statement of Operations for the nine months ending December 31, 1999 includes a pro forma adjustment of $32.2 million to illustrate the reversal of the gain recognized from the sale of Aironet shares in July of 1999. These shares were sold pursuant to the initial public offering of Aironet as described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999. The unaudited Pro Forma Statement of Operations has been presented on a pro forma basis as if the purchase of Aironet by Cisco occurred on March 31, 1998; consequently, this gain has been reversed to properly present pro forma results.

Note (M)
--------

The unaudited Pro Forma Consolidated Statement of Operations for the nine months ended December 31, 1999 includes an adjustment to reverse $1.0 million in investment income originally recorded to reflect the Company's interest in the earnings of Aironet under the equity method of accounting.

The unaudited Pro Forma Consolidated Statement of Operations for the year ended March 31, 1999 includes an adjustment to reverse the minority interest impact recorded to reflect the minority shareholders' interest in the net earnings of Aironet. The amount of the reversal decreased the other non-operating expense for the year ended March 31, 1999 by $.3 million.

Telxon Corporation
and Subsidiaries

Notes to Unaudited Pro Forma Financial Statements (Continued)
-------------------------------------------------------------

Note (N)
--------

The unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended March 31, 1999 includes an adjustment of $.3 million to reflect the reversal of a gain on the sale of subsidiary stock, all of which related to Aironet.

Note (O)
--------

The Pro Forma Adjustments column of the unaudited Pro Forma Consolidated Statement of Operations for the nine months ended December 31, 1999 includes an adjustment to reverse royalty expense of $5.1 million for legacy Aironet products manufactured and sold by the Company pursuant to license rights granted to Registrant under the License, Rights and Supply Agreement between Aironet and Registrant, dated as of March 31, 1998, as amended by the First Amendment thereto dated as of March 8, 1999, included as Exhibits 10.5 and 10.5.1, respectively, to the Registrant's Annual Reports on Form 10-K for the years ended March 31, 1998 and 1999, respectively. However, contemporaneously and in connection with Aironet's entry into the Cisco/Aironet Transaction, the Registrant entered into an Agreement, dated as of November 8, 1999, with Cisco and Aironet, included as Exhibit 10.5.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, restating the license rights granted by Aironet to Telxon, and providing for those license rights to become fully paid-up, with no further royalties due Aironet, effective as of the consummation of the Cisco/Aironet Transaction. Since the royalty expense has been accounted for as a cost of product revenues, an adjustment for such elimination of royalties has been reflected in that financial statement line item. The Pro Forma Adjustments column of the unaudited Pro Forma Consolidated Statement of Operations for the year ended March 31, 1999 does not include an adjustment to reverse royalty expense related to legacy Aironet products since the results of Aironet were consolidated and all intercompany transactions were eliminated.

Note (P)
--------

The Pro Forma Adjustments column of the unaudited Pro Forma Consolidated Statement of Operations for the nine months ended December 31, 1999 includes an adjustment to cost of product revenues of $.3 million to reverse the net impact of an intercompany profit held in inventory which was previously reversed in consolidation. This intercompany gross profit related to components purchased from Aironet. Since the transfer price charged on these components by Aironet included a profit margin, a portion of this cost equivalent to the Company's ownership percentage in Aironet was eliminated in consolidation to prevent improper recognition of this profit and overstatement of consolidated inventory. Since this pro forma statement presents the Company's results of operations as if Aironet was an independent vendor as of March 31, 1998, these elimination entries have been reversed.

Note (Q)
--------

With the exception of Note (A), the pro forma adjustments described above have been presented on a pre-tax basis. The following income tax rates have been utilized to reflect the income tax impact of these adjustments.

For the unaudited Pro Forma Consolidated Balance Sheet at December 31, 1999, an effective U.S. federal and state income tax rate of 38% was used to reflect the

Telxon Corporation
and Subsidiaries

Notes to Unaudited Pro Forma Financial Statements (Continued)
-------------------------------------------------------------

impact of the gain on disposition of the Aironet shares for Cisco shares, the utilization of previously unrecognized net operating loss carryforwards and the pro forma adjustments related to the early extinguishment of debt. The aggregate balance sheet income tax impact of the charges related to the early extinguishment of debt was $1.0 million.

For the unaudited Pro Forma Consolidated Statements of Operations for the nine months ended December 31, 1999 and the year ended March 31, 1999, an effective U.S. federal and state income tax rate of 36% was used to reflect the income tax impact of all pro forma adjustments. The aggregate impact of these income tax adjustments for the nine months ended December 31, 1999 was a $7.5 million decrease to the provision for income taxes. The aggregate impact of these income tax adjustments for the year ended March 31, 1999 was a $1.7 million increase to the provision for income taxes.

The pro forma adjustments made presume that the Cisco/Aironet Transaction had occurred on March 31, 1998. The historical Consolidated Statements of Operations for the year ended March 31, 1999 and the nine months ended December 31, 1999, did not contain any benefit from U.S. net operating losses based upon the Company's assessment that it was more likely than not that the Company would not be able utilize these net operating loss carryforwards through future taxable income or implementation of tax planning strategies. However, given the pro forma impact of the taxable income generated by the Cisco/Aironet Transaction, these income tax benefits would have been available in the periods presented. Therefore, pro forma adjustments have been made to reflect the income tax benefits generated for those periods. The impact of these adjustments to record income tax benefits for U.S. operating losses for the nine months ended
December 31, 1999 and the year ended March 31, 1999 were $5.8 million and $57.3 million, respectively.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              TELXON CORPORATION



Date: March 30, 2000                          By: /s/ Woody McGee
                                                 -------------------------------
                                                 Woody McGee
                                                 Chief Financial Officer

                                INDEX TO EXHIBITS

                                 -------------

                       Telxon Corporation and Subsidiaries

                           Current Report on Form 8-K
                    (Earliest Event Reported: March 15, 2000)



1 Agreement and Plan of Merger and Reorganization By and Among Cisco Systems, Inc., Osprey Acquisition Corporation and Aironet Wireless Communications Inc., dated as of November 8, 1999, which insofar as the Registrant is not a signatory party to, but as an Aironet stockholder is a beneficiary of, such agreement, is incorporated herein by reference to Exhibit 1 to the Schedule 13D filed by Cisco on November 18, 1999.